Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement No. 333-274947 on Form S‐1 of our report dated May 11, 2023, relating to the financial statements of Better Holdco, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Deloitte & Touche LLP
New York, NY
December 13, 2023